SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                               FORM 8-K
                             CURRENT REPORT
                  Pursuant to Section 13 OR 15(d) of The
                     Securities Exchange Act of 1934
                    Date of Report (Date of earliest
                             event reported)


                              9/21/2007
                            _____________


                           CALA CORPORATION
                          _________________
              (Exact name of registrant as specified
                          in its charter

      OKLAHOMA                        01-15109           73-1251800
   (State or other jurisdiction      (Commission       (IRS Employer
     of incorporation)                File Number)Identification No.)

                            13 MAIN STREET
                        TITUSVILLE, FLORIDA 32796
                              321-383-8077
                            __________________
(Address of principal executive offices) (Zip Code)
Registrants telephone number, including area code












On February 5, 2007 the company announced the acquisition of Trinetics Group. However, due to the transition from the former Auditor to the new Auditors the company failed to complete the full audits and pro forma within 75 days from the announcement. Therefore, the company will refile the complete acquisition legal terms in the third quarter with Trinetics full audit financial and pro-forma for the past two years.

Furthermore, the company will file the last two quarters within days.




Cala Corporation

September 21,2007                   ---/s/Joseph Cala-------
                                  By: Joseph Cala
                                  Chairman and Chief
                                  Executive Officer